Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE

Viad Corp Reports Results for the 2023 First Quarter

•	Year-over-year growth significantly exceeded expectations
•	Strong momentum continues for GES live event activity and leisure travel to Pursuit’s markets
•	Raising full year guidance for revenue, adjusted EBITDA, and free cash flow

SCOTTSDALE, May 4, 2023 -- Viad Corp (NYSE: VVI), a leading provider of experiential leisure travel and live events and marketing experiences, today reported results for the 2023 first quarter.
Financial Highlights
	Three months ended March 31,
(in millions)	2023	2022	Change
Revenue	$260.8	$177.4	$83.4
Net Loss Attributable to Viad	$(20.9)	$(29.0)	$8.1
Net Loss Before Other Items*	$(22.0)	$(27.3)	$5.3
Consolidated Adjusted EBITDA*	$3.4	$(11.3)	$14.7

•	Revenue increased by $83.4 million driven by improvements in live event activity and leisure travel relative to the 2022 first quarter.
•	Net loss attributable to Viad improved by $8.1 million primarily due to strengthening demand for exhibitions and events and higher international tourism in Western Canada and Iceland.
•	Consolidated adjusted EBITDA* improved by $14.7 million and exceeded the high-end of our prior guidance range.
* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.
Steve Moster, Viad’s president and chief executive officer, commented, “We are very encouraged by the strong first quarter demand we experienced and our better than expected financial performance at both GES and Pursuit.  GES continues to see positive momentum in the live events sector with improving revenue and healthy margins.  At Pursuit, we saw ongoing acceleration of international visitation during this seasonally slow quarter that drove significant year-over-year revenue growth.”
Moster continued, “We’re off to a great start in 2023 and I am excited about the rest of the year as we expect the momentum to continue. Our actions to scale Pursuit, transform GES Exhibitions’ cost structure, and strengthen Spiro’s capabilities are positioning us for strong growth in revenue and profitability.”
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Pursuit Results

	Three months ended March 31,
(in millions)	2023	2022	Change
Revenue	$32.7	$23.8	$8.9
Adjusted EBITDA*	$(10.3)	$(11.5)	$1.2

* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.
•	Revenue increased $8.9 million (37%) from the 2022 first quarter.
o
Same-store revenue from experiences that were owned and open prior to 2022 increased $8.2 million primarily due to stronger international visitation at Sky Lagoon, our year-round Canadian experiences, and our FlyOver locations.

o	New experiences opened or acquired from 2022 forward contributed revenue of $0.7 million, mainly reflecting the addition of the Forest Park Alpine Hotel.
•	Adjusted EBITDA improved by $1.2 million from the 2022 first quarter primarily due to the increase in revenue during the seasonally slow quarter.

Regarding Pursuit’s results, Moster commented, “Pursuit continues to post record levels of revenue, with first quarter revenue more than tripling the amount we generated in 2019. International leisure travel to our markets continues to accelerate and our new experiences continue to gain momentum.  As compared to 2022, first quarter visitation to our year-round attractions increased about 40 percent, reflecting strong growth at Sky Lagoon, the Banff Gondola, and across our FlyOver locations.”
Moster continued, “The level of visitation we experienced across Pursuit during the seasonally slower first quarter was stronger than we had previously anticipated and gives us confidence that we will continue to see higher year-over-year revenues during the remainder of 2023.  And the strong flow through of each incremental visitor is an important driver of margin expansion for Pursuit.”
GES Results
	Three months ended March 31,
(in millions)	2023	2022	Change
Revenue
Spiro	$60.4	$42.8	$17.5
GES Exhibitions	169.5	111.8	57.7
Inter-segment Eliminations	(1.7)	(1.1)	(0.7)
Total GES	$228.1	$153.6	$74.6

Adjusted EBITDA*
Spiro	$3.7	$0.7	$3.0
GES Exhibitions	13.0	2.0	11.0
Total GES	$16.7	$2.7	$14.0

* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.
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•
Revenue increased $74.6 million (49%) primarily driven by increased live event activity at both GES Exhibitions and Spiro relative to the 2022 first quarter that was impacted by cancellations and postponements due to COVID.

•	Adjusted EBITDA increased by $14.0 million primarily due to higher revenue.

Regarding GES’ results, Moster commented, “GES delivered substantial year-over-year growth from both Spiro and GES Exhibitions as live event activity continued to rebound. Unlike last year when the industry was navigating the Omicron variant during the first quarter, events were able to stage as scheduled this quarter. Additionally, same-show revenues for events produced by our U.S. Exhibitions team grew to 91 percent of 2019 pre-pandemic levels as compared to 73 percent in the 2022 first quarter. At Spiro, spend from existing corporate clients’ is near 2019 pre-pandemic levels and we continue to benefit from new wins and a healthy pipeline of additional opportunities.”
Moster continued, “Our Exhibitions and Spiro teams executed extremely well during the quarter, servicing the increased client activity and delivering solid margins and cash flow.  Our efforts to improve the cost structure within Exhibitions and to drive profitable growth at Spiro from new client wins and increased spend from existing clients are yielding great results. We remain focused on driving meaningful free cash flow through ongoing lean initiatives at GES Exhibitions and accelerated growth at Spiro.”
Cash Flow and Balance Sheet Highlights
Our 2023 first quarter cash flow from operations was an inflow of approximately $10 million and our capital expenditures totaled approximately $11 million.  We paid approximately $2 million in cash dividends on our convertible preferred equity and our net debt payments were approximately $4 million.
We ended the first quarter with total liquidity of $139.9 million, comprising cash and cash equivalents of $50.8 million and $89.1 million of capacity available on our revolving credit facility ($100 million total facility size, less $10.9 million in letters of credit). Our debt totaled $478.4 million, including $394 million outstanding on our Term Loan B, financing lease obligations of approximately $65 million (which primarily comprises real estate leases at Pursuit), and approximately $20 million in other debt.
Moster commented, “We remain committed to protecting our balance sheet, maximizing our cash flows from operations, and selectively investing in high-return opportunities to continue scaling Pursuit. During the first quarter, we entered into an interest rate cap agreement that limits our exposure to continued interest rate increases and we amended the financial covenants for our revolving credit facility to provide additional cushion on our interest coverage ratio.”
2023 Outlook
Regarding Viad’s outlook, Moster commented, “With our stronger than expected start to 2023, we are pleased to be raising our full year guidance. We continue to see strengthening demand across the exhibition and event sector and from international leisure travel to Pursuit’s markets, along with acceleration of visitation at Pursuit’s new experiences.”
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Our guidance for Viad consolidated is as follows:
(in millions)	Second Quarter	Full Year
Viad Consolidated
Revenue	$289 to $313 vs. $319.2 in 2022	Up low single digits vs. $1,127.3 in 2022
Adjusted EBITDA	$39 to $46 vs. $47.5 in 2022	$124 to $141 vs. $116.1 in 2022
Cash flow from Operations	$15 to $20	$70 to $80
Capital Expenditures	$25 to $30	$70 to $75 (including growth capex of ~$35)

Our guidance for Pursuit is as follows:
(in millions)	Second Quarter	Full Year	Key Assumptions
Pursuit
Revenue	$89 to $93	Up ~10% to 15%	•	Expect revenue growth in 2023 will be driven by:
	vs. $77.6 in 2022	vs. $299.3 in 2022		o	Lifting of all COVID restrictions at the Canadian border
				o	Acceleration of new experiences
				o	Ongoing focus on improving the guest experience
Adjusted EBITDA	$19 to $22 vs. $15.6 in 2022	$85 to $95 vs. $67.9 in 2022	•	Anticipate FY margin expansion as visitation increases, the performance of newer experiences improves, and pandemic-era cost pressures ease

Our guidance for GES is as follows:
(in millions)	Second Quarter	Full Year	Key Assumptions
GES
Revenue	$200 to $220 vs. $241.6 in 2022	Down low single digits	•	Expect GES will mostly offset the headwinds of negative show rotation revenue ($30M) and the sale of ON Services ($50M) in 2023
		vs. $828.0 in 2022		o	Exhibitions same show revenue expected to remain at ~90% of 2019 levels
				o	Spiro clients’ marketing spend expected to be similar to 2022, plus new client wins
Adjusted EBITDA	$20 to $24 vs. $35.1 in 2022	$52 to $60 vs. $61.3 in 2022	•	We intend to prudently invest in talent and capabilities at Spiro to fuel growth in 2023 and beyond

Conference Call Details
Management will host a conference call to review first quarter 2023 results on Thursday, May 4, 2023, at 5 p.m. (Eastern Time).
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To join the live conference call, please register at least 10 minutes before the start of the call using the following link: https://conferencingportals.com/event/KFfVIwkJ. After registering, an email confirmation will be sent that includes dial-in information as well as unique codes for entry into the live call. Registration will be open throughout the call.
A live audio webcast of the call will also be available in listen-only mode through the “Investors" section of our website. A replay of the webcast will be available on our website shortly after the call and, for a limited time, by calling (800) 770-2030 or (647) 362-9199 and entering the conference ID 90039.
Additionally, we will post a supplemental presentation, containing highlights of our results, trends and outlook, on the “Investors” section of our website prior to the conference call.  We will refer to this presentation during the call.
About Viad
Viad (NYSE: VVI), is a leading global provider of extraordinary experiences, including hospitality and leisure activities, experiential marketing, and live events through two businesses: Pursuit and GES. Our business strategy focuses on delivering extraordinary experiences for our teams, clients and guests, and significant and sustainable growth and above-market returns for our shareholders. Viad is an S&P SmallCap 600 company.
Pursuit is a collection of inspiring and unforgettable travel experiences in Alaska, Nevada, and Montana in the United States, in and around Banff, Jasper, and Vancouver in Canada, and in Reykjavik, Iceland. Pursuit’s collection includes attractions, lodges and hotels, and sightseeing tours that connect guests with iconic places.
GES is a global, full-service live events company offering a comprehensive range of services to the world's leading brands and event organizers through two reportable segments, Spiro and GES Exhibitions. Spiro is an experiential marketing agency that partners with leading brands around the world to manage and elevate their global experiential marketing activities. GES Exhibitions is a global exhibition services company that partners with leading exhibition and conference organizers as a full-service provider of strategic and logistics solutions to manage the complexity of their shows with teams throughout North America, Europe, and the Middle East.
For more information, visit www.viad.com.
Forward-Looking Statements
This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “may,” “expect,” “would,” “could,” “might,” “intend,” “plan,” “believe,” “estimate,” “anticipate,” “deliver,” “seek,” “aim,” “potential,” “target,” “outlook,” and similar expressions are intended to identify our forward-looking statements. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions, or goals also are forward-looking statements.  These forward-looking statements are not historical facts and are subject to a host of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those in the forward-looking statements.
Important factors that could cause actual results to differ materially from those described in our forward-looking statements include, but are not limited to, the following:

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•	general economic uncertainty in key global markets and a worsening of global economic conditions;
•	travel industry disruptions;
•	the impact of our overall level of indebtedness, as well as our financial flexibility;
•	identified material weaknesses in our internal control over financial reporting;
•	seasonality of our businesses;
•	the impact of the COVID-19 pandemic on our financial condition, liquidity, and cash flow;
•	our ability to anticipate and adjust for the impact of the COVID-19 pandemic on our businesses;
•	unanticipated delays and cost overruns of our capital projects, and our ability to achieve established financial and strategic goals for such projects;
•	our exposure to labor shortages, turnover, and labor cost increases;
•	the importance of key members of our account teams to our business relationships;
•	our ability to manage our business and continue our growth if we lose any of our key personnel;
•	the competitive nature of the industries in which we operate;
•	our dependence on large exhibition event clients;
•	adverse effects of show rotation on our periodic results and operating margins;
•	transportation disruptions and increases in transportation costs;
•	natural disasters, weather conditions, accidents, and other catastrophic events;
•	our exposure to labor cost increases and work stoppages related to unionized employees;
•	our multi-employer pension plan funding obligations;
•	our ability to successfully integrate and achieve established financial and strategic goals from acquisitions;
•	our exposure to cybersecurity attacks and threats;
•	our exposure to currency exchange rate fluctuations;
•	liabilities relating to prior and discontinued operations; and
•	compliance with laws governing the storage, collection, handling, and transfer of personal data and our exposure to legal claims and fines for data breaches or improper handling of such data.

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For a more complete discussion of the risks and uncertainties that may affect our business or financial results, please see Item 1A, “Risk Factors,” of our most recent annual report on Form 10-K filed with the SEC. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release except as required by applicable law or regulation.

Forward-Looking Non-GAAP Measures
The company has not quantitatively reconciled its guidance for adjusted EBITDA to its respective most comparable GAAP financial measure because certain reconciling items that impact this metric including, provision for income taxes, interest expense, restructuring or impairment charges, acquisition-related costs, and attraction start-up costs have not occurred, are out of the company’s control, or cannot be reasonably predicted. Accordingly, reconciliations to the nearest GAAP financial measure are not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact the company’s results as reported under GAAP.

Contact
Carrie Long or Michelle Porhola
Investor Relations
(602) 207-2681
ir@viad.com

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VIAD CORP AND SUBSIDIARIES TABLE ONE - QUARTERLY RESULTS (UNAUDITED)

	Three months ended March 31,
(in thousands, except per share data)	2023	2022	$ Change	% Change

Revenue:
Pursuit	$32,663	$23,784	$8,879	37.3%
GES:
Spiro	60,362	42,816	17,546	41.0%
GES Exhibitions	169,497	111,831	57,666	51.6%
Inter-segment eliminations	(1,731)	(1,071)	(660)	-61.6%
Total GES	228,128	153,576	74,552	48.5%
Total revenue	$260,791	$177,360	$83,431	47.0%

Segment operating loss:
Pursuit	$(19,112)	$(21,198)	2,086	9.8%
GES:
Spiro	3,174	(239)	3,413	**
GES Exhibitions	10,410	(1,355)	11,765	**
Total GES	13,584	(1,594)	15,178	**
Segment operating loss	$(5,528)	$(22,792)	$17,264	75.7%
Corporate eliminations	16	17	(1)	-5.9%
Corporate activities	(3,165)	(2,673)	(492)	-18.4%
Restructuring charges	(453)	(654)	201	30.7%
Impairment charges	-	(583)	583	-100.0%
Other expense	(531)	(638)	107	16.8%
Net interest expense (Note A)	(12,249)	(5,877)	(6,372)	**
Loss from continuing operations before income taxes	(21,910)	(33,200)	11,290	34.0%
Income tax benefit (Note B)	578	2,582	(2,004)	-77.6%
Loss from continuing operations	(21,332)	(30,618)	9,286	30.3%
Income (loss) from discontinued operations	(58)	275	(333)	**
Net loss	(21,390)	(30,343)	8,953	29.5%
Net loss attributable to noncontrolling interest	398	1,204	(806)	-66.9%
Net loss attributable to redeemable noncontrolling interest	123	138	(15)	-10.9%
Net loss attributable to Viad	$(20,869)	$(29,001)	$8,132	28.0%

Amounts Attributable to Viad:
Loss from continuing operations	$(20,811)	$(29,276)	$8,465	28.9%
Income (loss) from discontinued operations	(58)	275	(333)	**
Net loss	$(20,869)	$(29,001)	$8,132	28.0%

Loss per common share attributable to Viad (Note C):
Basic loss per common share	$(1.10)	$(1.53)	$0.43	28.1%
Diluted loss per common share	$(1.10)	$(1.53)	$0.43	28.1%

Weighted-average common shares outstanding:
Basic weighted-average outstanding common shares	20,751	20,518	233	1.1%
Additional dilutive shares related to share-based compensation	-	-	-	**
Diluted weighted-average outstanding common shares	20,751	20,518	233	1.1%

Adjusted EBITDA* by Reportable Segment:
Pursuit	$(10,315)	$(11,498)	$1,183	10.3%
GES:
Spiro	3,737	742	2,995	**
GES Exhibitions	13,007	1,978	11,029	**
Total GES	16,744	2,720	14,024	**
Corporate	(3,037)	(2,534)	(503)	-19.9%
Consolidated Adjusted EBITDA	3,392	(11,312)	14,704	**

	As of March 31,
Capitalization Data:	2023	2022	$ Change	% Change
Cash and cash equivalents	50,818	57,902	(7,084)	-12.2%
Total debt	478,422	473,845	4,577	1.0%
Viad shareholders' equity	(4,248)	(18,169)	13,921	76.6%
Non-controlling interests (redeemable and non-redeemable)	87,452	90,795	(3,343)	-3.7%
Convertible Series A Preferred Stock (Note D):
Convertible preferred stock (including accumulated dividends paid in kind)***	141,827	141,827	-	0.0%
Equivalent number of common shares	6,674	6,674	-	0.0%

* Refer to Table Two for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.
** Change is greater than +/- 100 percent
*** Amount shown excludes transaction costs, which are netted against the value of the preferred shares when presented on Viad's balance sheet.

VIAD CORP AND SUBSIDIARIES
TABLE ONE - NOTES TO QUARTERLY RESULTS
(UNAUDITED)

(A)
Net Interest Expense — The increase in interest expense during the three months ended March 31, 2023 was primarily due to higher interest rates in 2023, and to a lesser extent to lower capitalized interest recorded during the three months ended March 31, 2023 of $0.3 million as compared to $1.9 million during the three months ended March 31, 2022. On January 4, 2023, we entered into an interest rate cap agreement with an effective date of January 31, 2023 to manage our exposure to interest rate increases on $300 million in borrowings under our 2021 Credit Facility. On February 6, 2023, we entered into the LIBOR Transition Amendment to the 2021 Credit Facility to replace LIBOR with the SOFR.

(B)
Income Tax Benefit – The effective tax rate was 2.6% for the three months ended March 31, 2023 and 7.8% for the three months ended March 31, 2022.  During the quarter ended March 31, 2023, we released the valuation allowance of $2.1 million that was recorded on deferred tax assets associated with certain separate states, which more than offset taxes due in jurisdictions without a valuation allowance.  The rates for both periods were lower than the 21% federal rate as a result of excluding the tax benefit in jurisdictions with a valuation allowance.

(C)
Loss per Common Share — We apply the two-class method in calculating income (loss) per common share as preferred stock and unvested share-based payment awards that contain nonforteitable rights to dividends are considered participating securities. Accordingly, such securities are included in the earnings allocation in calculating income per share.

Diluted loss per common share is calculated using the more dilutive of the two-class method or as-converted method.  The two-class method uses net income (loss) available to common stockholders and assumes conversion of all potential shares other than participating securities.  The as-converted method uses net income (loss) available to common shareholders and assumes conversion of all potential shares including participating securities.  Dilutive potential common shares include outstanding stock options, unvested restricted share units and convertible preferred stock.

Additionally, the adjustment to the carrying value of redeemable non-controlling interests is reflected in income (loss) per common share.

The components of basic and diluted loss per share are as follows:

	Three months ended March 31,
(in thousands)	2023	2022	$ Change	% Change

Net loss attributable to Viad	$(20,869)	$(29,001)	$8,132	28.0%
Convertible preferred stock dividends paid in cash	(1,950)	(1,950)	-	0.0%
Adjustment to the redemption value of redeemable noncontrolling interest	-	(351)	351	-100.0%
Undistributed loss attributable to Viad	(22,819)	(31,302)	8,483	27.1%
Less: Allocation to participating securities	-	-	-	**
Net loss allocated to Viad common shareholders (basic)	$(22,819)	$(31,302)	$8,483	27.1%
Add: Allocation to participating securities	-	-	-	**
Net loss allocated to Viad common shareholders (diluted)	$(22,819)	$(31,302)	$8,483	27.1%

Basic weighted-average outstanding common shares	20,751	20,518	233	1.1%
Additional dilutive shares related to share-based compensation	-	-	-	**
Diluted weighted-average outstanding common shares	20,751	20,518	233	1.1%

(D)
Convertible Series A Preferred Stock — On August 5, 2020, we entered into an Investment Agreement with funds managed by private equity firm Crestview Partners, relating to the issuance of 135,000 shares of newly issued Convertible Series A Preferred Stock, par value $0.01 per share, for an aggregate purchase price of $135 million or $1,000 per share. The Convertible Series A Preferred Stock carries a 5.5% cumulative quarterly dividend, which is payable in cash or in-kind at Viad’s option and is convertible into shares of our common stock at a conversion price of $21.25 per share.

VIAD CORP AND SUBSIDIARIES
TABLE TWO - NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

IMPORTANT DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES

This document includes the presentation of "Income (Loss) Before Other Items", "Adjusted EBITDA", "Segment Operating Income (Loss)", and "Adjusted Segment Operating Income (Loss)", which are supplemental to results presented under accounting principles generally accepted in the United States of America (“GAAP”) and may not be comparable to similarly titled measures presented by other companies.  These non-GAAP measures are utilized by management to facilitate period-to-period comparisons and analysis of Viad’s operating performance and should be considered in addition to, but not as substitutes for, other similar measures reported in accordance with GAAP.  The use of these non-GAAP financial measures is limited, compared to the GAAP measure of net income attributable to Viad, because they do not consider a variety of items affecting Viad’s consolidated financial performance as reconciled below.  Because these non-GAAP measures do not consider all items affecting Viad’s consolidated financial performance, a user of Viad’s financial information should consider net income attributable to Viad as an important measure of financial performance because it provides a more complete measure of the Company’s performance.

Income (Loss) Before Other Items, Segment Operating Income (Loss), and Adjusted Segment Operating Income (Loss) are considered useful operating metrics, in addition to net income attributable to Viad, as potential variations arising from non-operational expenses/income are eliminated, thus resulting in additional measures considered to be indicative of Viad’s performance. Management believes that the presentation of Adjusted EBITDA provides useful information to investors regarding Viad’s results of operations for trending, analyzing and benchmarking the performance and value of Viad’s business. Management also believes that the presentation of Adjusted EBITDA for acquisitions and other major capital projects enables investors to assess how effectively management is investing capital into major corporate development projects, both from a valuation and return perspective.

	Three months ended March 31,
(in thousands, except per share data)	2023	2022	$ Change	% Change
Loss before other items:
Net loss attributable to Viad	$(20,869)	$(29,001)	$8,132	28.0%
(Income) loss from discontinued operations attributable to Viad	58	(275)	333	**
Loss from continuing operations attributable to Viad	(20,811)	(29,276)	8,465	28.9%
Restructuring charges, pre-tax	453	654	(201)	-30.7%
Impairment charges, pre-tax	-	583	(583)	-100.0%
Acquisition-related costs and other non-recurring expenses, pre-tax (Note A)	846	857	(11)	-1.3%
Remeasurement of finance lease obligation attributable to Viad, pre-tax (Note B)	(639)	-	(639)	**
Tax expense (benefit) on above items	249	(77)	326	**
Favorable tax matters	(2,103)	-	(2,103)	**
Loss before other items	$(22,005)	$(27,259)	$5,254	19.3%

The components of loss before other items per share are as follows:

Loss before other items (as reconciled above)	(22,005)	(27,259)	5,254	19.3%
Convertible preferred stock dividends paid in cash	(1,950)	(1,950)	-	0.0%
Undistributed loss before other items attributable to Viad (Note C)	(23,955)	(29,209)	5,254	18.0%
Less: Allocation to participating securities (Note D)	-	-	-	**
Diluted loss before other items allocated to Viad common shareholders	$(23,955)	$(29,209)	$5,254	18.0%

Diluted weighted-average outstanding common shares	20,751	20,518	233	1.1%

Loss before other items per common share	$(1.15)	$(1.42)	$0.27	19.0%

(A)	Acquisition-related costs and other non-recurring expenses include:

	Three months ended March 31,
(in thousands)	2023	2022
Acquisition integration costs - Pursuit[1]	$30	$-
Acquisition transaction-related costs - Pursuit[1]	32	308
Acquisition transaction-related costs - Corporate[2]	(3)	110
Attraction start-up costs[1,3]	692	431
Other non-recurring expenses[2,4]	95	8
Acquisition-related and other non-recurring expenses, pre-tax	$846	$857

1 Included in segment operating loss
2 Included in corporate activities
3 Includes costs related to the development of Pursuit's new FlyOver attractions in Chicago and Toronto, and Forest Park Hotel in Canada.
4 Includes non-capitalizable fees and expenses related to Viad’s credit facility refinancing efforts.

(B)	Remeasurement of finance lease obligation attributable to Viad represents the non-cash foreign exchange loss/(gain) included within Cost of Services related to the periodic remeasurement of the Sky Lagoon finance lease obligation that is attributed to Viad’s 51% interest in Sky Lagoon.

(C)	We exclude the adjustment to the redemption value of redeemable noncontrolling interest from the calculation of income before other items per share as it is a non-cash adjustment that does not affect net income or loss attributable to Viad.

(D)	Preferred stock and unvested share-based payment awards that contain nonforteitable rights to dividends are considered participating securities. Accordingly, such securities are included in the earnings allocation in calculating income (loss) before other items per common share unless the effect of such inclusion is anti-dilutive. The following table provides the share data used for calculating the allocation to participating securities if applicable:

	Three months ended March 31,
(in thousands)	2023	2022
Weighted-average outstanding common shares	20,751	20,518
Effect of participating convertible preferred shares (if applicable)	-	-
Effect of participating non-vested shares (if applicable)	-	-
Weighted-average shares including effect of participating interests (if applicable)	20,751	20,518

** Change is greater than +/- 100 percent

VIAD CORP AND SUBSIDIARIES
TABLE TWO - NON-GAAP FINANCIAL MEASURES (CONTINUED)
(UNAUDITED)

	Three months ended March 31,
($ in thousands)	2023	2022	$ Change	% Change

Viad Consolidated:
Revenue	$260,791	$177,360	$83,431	47.0%

Net loss attributable to Viad	$(20,869)	$(29,001)	$8,132	28.0%
Net loss attributable to noncontrolling interest	(398)	(1,204)	806	66.9%
Net loss attributable to redeemable noncontrolling interest	(123)	(138)	15	10.9%
(Income) loss from discontinued operations	58	(275)	333	**
Net interest expense	12,249	5,877	6,372	**
Income tax benefit	(578)	(2,582)	2,004	77.6%
Depreciation and amortization	12,475	13,279	(804)	-6.1%
Restructuring charges	453	654	(201)	-30.7%
Impairment charges	-	583	(583)	-100.0%
Other expense	531	638	(107)	-16.8%
Start-up costs (A)	692	431	261	60.6%
Acquisition transaction-related costs	29	418	(389)	-93.1%
Integration costs	30	-	30	**
Other non-recurring expenses	95	8	87	**
Remeasurement of finance lease obligation (B)	(1,252)	-	(1,252)	**
Consolidated Adjusted EBITDA	$3,392	$(11,312)	$14,704	**
Adjusted EBITDA attributable to noncontrolling interest	(645)	(312)	(333)	**
Consolidated Adjusted EBITDA attributable to Viad	$2,747	$(11,624)	$14,371	**

Consolidated Adjusted EBITDA by Business:
Pursuit	$(10,315)	$(11,498)	$1,183	10.3%
Total GES	16,744	2,720	14,024	**
Total Segment EBITDA	6,429	(8,778)	15,207	**
Corporate EBITDA	(3,037)	(2,534)	(503)	-19.9%
Consolidated Adjusted EBITDA	$3,392	$(11,312)	$14,704	**

Pursuit Adjusted EBITDA:
Revenue	$32,663	$23,784	$8,879	37.3%
Cost of services and products	(51,775)	(44,982)	(6,793)	-15.1%
Segment operating loss	(19,112)	(21,198)	2,086	9.8%
Depreciation	8,134	7,782	352	4.5%
Amortization	1,161	1,179	(18)	-1.5%
Start-up costs (A)	692	431	261	60.6%
Acquisition transaction-related costs	32	308	(276)	-89.6%
Integration costs	30	-	30	**
Remeasurement of finance lease obligation (B)	(1,252)	-	(1,252)	**
Adjusted EBITDA	$(10,315)	$(11,498)	$1,183	10.3%
Adjusted EBITDA attributable to noncontrolling interest	(645)	(312)	(333)	**
Adjusted EBITDA attributable to Viad	$(10,960)	$(11,810)	$850	7.2%

Pursuit Operating margin	-58.5%	-89.1%		30.6%
Pursuit Adjusted EBITDA margin	-31.6%	-48.3%		16.8%

Total GES Adjusted EBITDA:
Revenue	$228,128	$153,576	$74,552	48.5%
Cost of services and products	(214,544)	(155,170)	(59,374)	-38.3%
Segment operating income (loss)	13,584	(1,594)	15,178	**
Depreciation	2,178	3,220	(1,042)	-32.4%
Amortization	982	1,094	(112)	-10.2%
Total GES Adjusted EBITDA	$16,744	$2,720	$14,024	**

Total GES Operating margin	6.0%	-1.0%		7.0%
Total GES Adjusted EBITDA margin	7.3%	1.8%		5.6%

GES Adjusted EBITDA by Reportable Segment:
Spiro	$3,737	$742	$2,995	**
GES Exhibitions	13,007	1,978	11,029	**
Total GES	$16,744	$2,720	$14,024	**

Spiro Revenue	$60,362	$42,816	$17,546	41.0%

Spiro Adjusted EBITDA Margin	6.2%	1.7%		4.5%

GES Exhibitions Revenue	$169,497	$111,831	$57,666	51.6%

GES Exhibitions Adjusted EBITDA Margin	7.7%	1.8%		5.9%

(A) Includes costs related to the development of Pursuit's new FlyOver attractions in Chicago and Toronto, and Forest Park Hotel in Canada.
(B) Remeasurement of finance lease obligation represents the non-cash foreign exchange loss/(gain) included within Cost of Services related to the periodic remeasurement of the Sky Lagoon finance lease obligation.

VIAD CORP AND SUBSIDIARIES
TABLE TWO - NON-GAAP FINANCIAL MEASURES (CONTINUED)
(UNAUDITED)

The following table provides 2022 revenue and Adjusted EBITDA, along with reconciliations of Adjusted EBITDA to the nearest GAAP measure, net income attributable to Viad.

	2022
($ in thousands)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year

Viad Consolidated:
Net income (loss) attributable to Viad	$(29,001)	$19,839	$38,121	$(5,739)	$23,220
Net income (loss) attributable to noncontrolling interest	(1,204)	451	3,784	(708)	2,323
Net income (loss) attributable to redeemable noncontrolling interest	(138)	(128)	(88)	(394)	(748)
(Income) loss from discontinued operations	(275)	(52)	42	137	(148)
Net interest expense	5,877	7,761	10,252	11,001	34,891
Income tax expense (benefit)	(2,582)	3,359	8,810	386	9,973
Depreciation and amortization	13,279	13,207	12,956	13,041	52,483
Gain on sale of ON Services	-	-	-	(19,637)	(19,637)
Restructuring charges (recoveries)	654	1,426	1,387	(408)	3,059
Impairment charges	583	-	-	-	583
Other expense	638	612	280	547	2,077
Start-up costs (A)	431	648	672	418	2,169
Acquisition transaction-related costs	418	91	765	53	1,327
Integration costs	-	119	17	101	237
Remeasurement of finance lease obligation (B)	-	-	4,961	(804)	4,157
Other non-recurring expenses (C)	8	143	-	-	151
Consolidated Adjusted EBITDA	$(11,312)	$47,476	$81,959	$(2,006)	$116,117

Consolidated Adjusted EBITDA by Business:
Pursuit	$(11,498)	$15,613	$75,085	$(11,251)	$67,949
Total GES	2,720	35,131	10,685	12,721	61,257
Total Segment EBITDA	(8,778)	50,744	85,770	1,470	129,206
Corporate EBITDA	(2,534)	(3,268)	(3,811)	(3,476)	(13,089)
Consolidated Adjusted EBITDA	$(11,312)	$47,476	$81,959	$(2,006)	$116,117

Pursuit Adjusted EBITDA:
Revenue	$23,784	$77,599	$163,796	$34,148	$299,327
Cost of services and products	(44,982)	(72,028)	(104,047)	(54,239)	(275,296)
Segment operating income (loss)	(21,198)	5,571	59,749	(20,091)	24,031
Depreciation	7,782	7,866	7,501	7,926	31,075
Amortization	1,179	1,316	1,351	1,175	5,021
Start-up costs (A)	431	648	672	418	2,169
Acquisition transaction-related costs	308	93	834	24	1,259
Integration costs	-	119	17	101	237
Remeasurement of finance lease obligation (B)	-	-	4,961	(804)	4,157
Adjusted EBITDA	$(11,498)	$15,613	$75,085	$(11,251)	$67,949

Pursuit Operating margin	-89.1%	7.2%	36.5%	-58.8%	8.0%
Pursuit Adjusted EBITDA margin	-48.3%	20.1%	45.8%	-32.9%	22.7%

Total GES Adjusted EBITDA:
Revenue	$153,576	$241,604	$218,925	$213,879	$827,984
Cost of services and products	(155,170)	(210,484)	(212,335)	(205,082)	(783,071)
Segment operating income (loss)	(1,594)	31,120	6,590	8,797	44,913
Depreciation	3,220	2,922	2,970	2,802	11,914
Amortization	1,094	1,089	1,125	1,122	4,430
Total GES Adjusted EBITDA	$2,720	$35,131	$10,685	$12,721	$61,257

Total GES Operating margin	-1.0%	12.9%	3.0%	4.1%	5.4%
Total GES Adjusted EBITDA margin	1.8%	14.5%	4.9%	5.9%	7.4%

GES Adjusted EBITDA by Reportable Segment:
Spiro	$742	$15,750	$4,688	$5,795	$26,975
GES Exhibitions	1,978	19,381	5,997	6,926	34,282
Total GES	$2,720	$35,131	$10,685	$12,721	$61,257

Spiro Revenue	$42,816	$89,425	$73,277	$72,123	$277,641

Spiro Adjusted EBITDA Margin	1.7%	17.6%	6.4%	8.0%	9.7%

GES Exhibitions Revenue	$111,831	$154,600	$147,872	$143,577	$557,880

GES Exhibitions Adjusted EBITDA Margin	1.8%	12.5%	4.1%	4.8%	6.1%

(A) Includes costs related to the development of Pursuit's new FlyOver attractions in Chicago and Toronto, and Forest Park Hotel in Canada.
(B) Remeasurement of finance lease obligation represents the non-cash foreign exchange loss/(gain) included within Cost of Services related to the periodic remeasurement of the Sky Lagoon finance lease obligation.

(C) Includes non-capitalizable fees and expenses related to Viad’s credit facility refinancing efforts.